UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2003

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-26866 (Commission File Number)	95-4343413 (I.R.S. Employer Identification No.)

22026 20th Avenue S.E.
Bothell, Washington 98021
(Address of principal executive offices and zip code)

(425) 487-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed, since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On July 29, 2003, Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), issued a press release announcing that it raised approximately $14.2 million in gross proceeds through a private placement to accredited investors of approximately 3.9 million shares of Sonus Common Stock and warrants to purchase approximately 1.95 million shares of Sonus Common Stock. The Common Stock was sold at a price of $3.56 per share. The warrants were sold at a price of $0.125 per share underlying each warrant and have an exercise price of $4.09 per share. A copy of the press release is attached hereto as Exhibit 99.1.

     The Securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the Securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. Pursuant to a Registration Rights Agreement, Sonus is required to prepare and file with the Securities and Exchange Commission, within 30 days after the closing date, a registration statement for the purpose of registering for resale all of the shares of Sonus’ Common Stock sold and issuable upon exercise of the warrants sold in the private placement.

     The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement dated July 25, 2003, which is attached hereto as Exhibit 10.1, the Registration Rights Agreement dated July 25, 2003, which is attached hereto as Exhibit 10.2, and the form of Purchase Warrant attached hereto as Exhibit 4.1, each of which is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)-(b) Not applicable.

(c)	Exhibits.

	4.1	Form of Purchase Warrant issued by the Company to each investor dated July 28, 2003.

	10.1	Securities Purchase Agreement by and among the Company and the investors named therein, dated July 25, 2003.

	10.2	Registration Rights Agreement by and among the Company and the investors named therein, dated July 25, 2003.

	99.1	Press Release of Sonus Pharmaceuticals, Inc. issued on July 29, 2003, announcing $14.2 million private placement financing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Dated: August 8, 2003	/s/ Richard J. Klein

Richard J. Klein Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Purchase Warrant issued by the Company to each investor dated July 28, 2003.

10.1	Securities Purchase Agreement by and among the Company and the investors named therein, dated July 25, 2003.

10.2	Registration Rights Agreement by and among the Company and the investors named therein, dated July 25, 2003.

99.1	Press Release of Sonus Pharmaceuticals, Inc. issued on July 29, 2003, announcing $14.2 million private placement financing.